Exhibit 10.30

THIRD AMENDMENT TO SENIOR

UNSECURED REVOLVING CREDIT AGREEMENT

This Amendment (this “Amendment”), dated as of August 31, 2005, is made by and among CH2M HILL COMPANIES, LTD., an Oregon corporation, CH2M HILL, INC., a Florida corporation, OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation, and CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC., an Oregon corporation (each, a “Borrower” and collectively, the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, BANK ONE N.A., n/k/a JP Morgan Chase Bank, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD., BANK OF AMERICA, N.A. and THE NORTHERN TRUST COMPANY, each in its capacity as a Lender and an Issuing Bank (each a “Lender” and collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION in its capacity as an Issuing Bank and in its capacity as agent for itself and the other Lenders and in its capacity as lead arranger.

Recitals

The Borrowers and the Lenders are parties to that certain $125,000,000 Senior Unsecured Revolving Credit Agreement dated as of July 28, 2003 as amended by that certain First Amendment to $125,000,000 Senior Unsecured Revolving Credit Agreement, dated as of December 5, 2003 and that certain Second Amendment to $125,000,000 Senior Unsecured Revolving Credit Agreement dated as of June 21, 2004 (as so amended, the “Credit Agreement”).

The Borrowers have requested that certain amendments be made to the Credit Agreement, which the Lenders are willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                                       Defined Terms.  Capitalized terms used in this Amendment including, without limitation, the recitals, which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  Although the Credit Agreement is titled the $125,000,000 Senior Unsecured Revolving Credit Agreement, going forward the parties will refer to the Credit Agreement as the Senior Unsecured Revolving Credit Agreement.  In addition, Section 1 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following definitions:

“Capitalized Leases” means, in the case of any Person, (a) all leases that have been, should be or are expected to be recorded as capital leases on a balance sheet of such Person in accordance with GAAP, and (b) the principal balance outstanding under the $23,000,000 Lease Obligations, the $53,000,000 Lease Obligations, the 2005 Lease Obligations, any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing transaction where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Credit Obligations” means all present and future liabilities, obligations and Indebtedness of the Borrowers, any of their Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender and including any Issuing Bank) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit, fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.4, 3.5 and 12 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

“Final Maturity Date” means July 28, 2009, or such later date to which the Final Maturity Date has been extended in accordance with Section 2.6.

“Foreign Currency” means such currencies other than United States Dollars as may be approved by the Lenders in their sole discretion.  Each Foreign Currency must be one (a) that is freely transferable and convertible into United States Dollars, and (b) in which deposits are generally available to all Lenders in the London Interbank Market.  The Lenders approve each of the following as a Foreign Currency:  Canadian Dollars, Euros, Sterling, Australian Dollars, Hong Kong Dollars and Singapore Dollars.

“Foreign Indebtedness” is defined in Section 9.7.15.

“Issuing Bank” means any Lender, as applicable, in each case in its capacity as the issuer of a Letter of Credit.

“LC Available Credit” means the lesser of (a) $100,000,000 less the current Letter of Credit Exposure, or (b) the Available Credit.

“Lender” means each of the Persons listed as lenders on the signature page hereto, including Wells Fargo in its capacity as a Lender and the Swing Line Lender and each Lender in its capacity as an Issuing Bank, and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term “Lender” will not include any Credit Participant.

“Letter of Credit Agreement” means an Issuing Bank’s standard letter of credit application and documentation modified to such extent, if any, as such Issuing Bank deems necessary.

“Letter of Credit Exposure” means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Issuing Banks have previously accepted under Letters of Credit but that the Borrowers have not paid to such Issuing Banks.

“Multicurrency Available Credit”  means the lesser of (i) the U.S. Dollar Equivalent of $25,000,000 less the aggregate outstanding balance of all Multicurrency LIBOR Loans, or (ii) the Available Credit.

“Permitted Acquisition” means an Acquisition that meets the following conditions:

(a)                                  Such proposed Permitted Acquisition does not cause the aggregate cash purchase price of all Acquisitions in any one calendar year to equal or exceed $100,000,000; provided that the Required Lenders will not unreasonably withhold their consent to additional Acquisitions and the Agent shall receive at least 10 days prior written notice of any proposed Permitted Acquisition for which the cash consideration exceeds $15,000,000;

(b)                                 Such proposed Permitted Acquisition shall only involve assets or businesses comprising a business, or those assets of a business, substantially of the type engaged in by the Borrowers as of the date of this Agreement;

(c)                                  Such proposed Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors (and stockholders to the extent required by applicable law);

(d)                                 Prior to the closing of such proposed Permitted Acquisition for which cash consideration exceeds $15,000,000, the Borrowers shall deliver to the Agent, pro forma Consolidated financial statements for the Parent and its Subsidiaries, including the Target, in form satisfactory to the Agent, accompanied by a certificate of a Financial Officer certifying that, after giving effect to such proposed Permitted Acquisition, (i) the Borrowers will be in compliance with the financial covenants set forth in Section 9.4 through 9.6 on a pro forma basis, (ii) the ratio of Total Funded Debt divided by Adjusted EBITDA will not exceed 2.50 to 1.00 on a pro forma basis, (iii) any secured Indebtedness assumed in such proposed Permitted Acquisition is purchase money Indebtedness or Capitalized Leases secured only by the assets of the Target acquired with the proceeds of such purchase money Indebtedness or Capitalized Leases and (iv) no Default will exist;

(e)                                  The business and assets of the Target shall be free of Liens, except Liens permitted in connection with Indebtedness permitted to be assumed by paragraph (d) of this definition and Liens permitted under Section 9.8; and

(f)                                    All necessary or appropriate third party and government waivers and consents relating to the Permitted Acquisition have been received.

“2005 Lease Documents” is defined in Section 9.28.

“2005 Lease Obligations” means the Indebtedness of the Borrowers under the 2005 Lease Documents.

“2005 Lease Transaction” means the lease transaction entered into after July 15, 2005 and on or before December 31, 2005, by the Borrowers and certain other parties pursuant to the 2005 Lease Documents, for the purpose of constructing, financing the construction of, and leasing to CH2M Hill, Inc. a new building for the Borrowers in Douglas County, Colorado.

2.                                       The initial paragraph of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement, dated as of July 28, 2003, is entered into by and among CH2M HILL Companies, Ltd., an Oregon corporation, CH2M HILL, Inc., a Florida corporation, Operations Management International, Inc., a California corporation, and CH2M Hill Industrial Design & Construction, Inc., an Oregon corporation (each a “Borrower,” and collectively, the “Borrowers”), the Lenders from time to time party hereto, each in its capacity as a Lender and in its capacity as an Issuing Bank, and Wells Fargo Bank, National Association, in its capacity as a Lender, in its capacity as an Issuing Bank, in its capacity as agent for itself and the other Lenders and in its capacity as lead arranger.  The parties agree as follows:”

3.                                       Section 2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“2.4                           Letters of Credit.

2.4.1                        Issuance of Letters of Credit.  Subject to all terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date, each Issuing Bank will issue for the account of the Borrowers standby and documentary letters of credit (the “Letters of Credit”).  No Issuing Bank will issue a Letter of Credit to the extent that the face amount of such requested Letter of Credit exceeds the LC Available Credit.

2.4.2                        Requests for Letters of Credit.  The Parent, on behalf of the applicable Borrower, may from time to time request a Letter of Credit to be issued (or amended, renewed or extended) by providing a notice from an Authorized Representative to the applicable Issuing Bank and the Agent which is actually received by both not less than three Banking Days prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the applicable Borrower, (c) the beneficiary thereof, (d) the requested Closing Date, (e) the applicable Issuing Bank, (f) the requested currency, if not in United States Dollars, (g) the principal terms of the text for such Letter of Credit and (h) any other information reasonably requested by the applicable Issuing Bank.  Following receipt of such notice, if a Foreign Currency is requested, the Agent shall calculate on the Closing Date the U.S. Dollar Equivalent of the face amount of such Letter of Credit as of the Closing Date, and shall promptly notify the Lenders of the amount thereof.  The issuance or amendment, renewal or extension of each Letter of Credit by an Issuing Bank shall, in addition to the conditions precedent set forth in Section 8.2 (the satisfaction of which no Issuing Bank shall have any duty to ascertain), be subject to the condition precedent that the applicable Issuing Bank shall have given the Agent written notice that the Parent has delivered to the Issuing Bank an executed Letter of Credit Agreement acceptable to such Issuing Bank and that such Letter of Credit is satisfactory to such Issuing Bank or that the Issuing Bank has waived such requirements.  In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Agreement, the terms of this Agreement shall control.  Each Letter of Credit will be issued by forwarding it to the applicable Borrower or to such other Person as directed in writing by an Authorized Representative.  The Issuing Bank shall promptly deliver a copy of each Letter of Credit to the Agent.

2.4.3                        Form and Expiration of Letters of Credit.  Each Letter of Credit issued under this Section 2.4 and each draft accepted or paid under such a Letter of Credit will be issued, accepted or paid, as the case may be, by the applicable Issuing Bank at its principal office.  No Letter of Credit will provide for the payment of drafts drawn thereunder (and no draft will be payable) at a date which is later than the Final Maturity Date.  Each Letter of Credit and each draft accepted under a Letter of Credit will be in such form and minimum amount, and will contain such terms, as the applicable Issuing Bank and the applicable Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

2.4.4                        Lenders’ Participation in Letters of Credit.  Upon the issuance of any Letter of Credit (or an amendment of a Letter of Credit increasing the amount thereof), a participation therein, in an amount equal to each Lender’s Percentage Interest multiplied by the face amount of such Letter of Credit (which amount shall be the U.S. Dollar Equivalent of such face amount, if the Letter of Credit is issued in a Foreign Currency and which amount will change from time to time as the U.S. Dollar Equivalent of the face amount of such Letter of Credit changes), will automatically be deemed granted by the Issuing Bank to each Lender on the date of such issuance and the Lenders will automatically be obligated, as set forth in Section 2.4.6 and Section 13.4, to reimburse such Issuing Bank to the extent of their respective Percentage Interests in such Letter of Credit for all obligations incurred by such Issuing Bank to third parties in respect of such Letter of Credit not reimbursed by the Borrowers.  The Agent will send to each Lender a report regarding the participations in Letters of Credit outstanding during each month.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

2.4.5                        Presentation.  Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Issuing Bank shall notify the Agent by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make a payment thereunder.  The Agent shall promptly notify the Parent and each other Lender as to the amount paid or to be paid by the applicable Issuing Bank as a result of such demand and the proposed payment date.  If the Letter of Credit was issued in a Foreign Currency, the Agent shall include in such notice a calculation of the anticipated U.S. Dollar Equivalent of such amount on the proposed payment date.  The responsibility of each Issuing Bank to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.  Except insofar as written instructions actually received are given by the applicable Borrower expressly to the contrary with regard to, and prior to, the Issuing Bank’s issuance of any Letter of Credit for the account of the applicable Borrower and such contrary instructions are reflected in such Letter of Credit, the Issuing Bank may honor as complying with the terms of the Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.  Each Issuing Bank shall endeavor to exercise the same care in the issuance and administration of the Letters of Credit issued by it as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the applicable Issuing Bank, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the applicable Issuing Bank as set forth in Section 2.4.6.  No Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the applicable Issuing Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the applicable Issuing Bank’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.

2.4.6                        Payment of Drafts.  At such time as the applicable Issuing Bank makes any payment on a draft presented or accepted under a Letter of Credit, the Borrowers shall, on demand, pay to the Agent the amount of such payment either, at the Borrower’s election, (a) through a Revolving Credit Loan, subject to the terms and conditions of this Agreement, including satisfaction of the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan, and so long as no Default exists, or (b) in immediately available funds.  If the Letter of Credit was issued in a Foreign Currency, the Agent shall determine the U.S. Dollar Equivalent of such amount on the proposed payment date.  If the Borrowers fail to notify the Agent of their election as set forth above on the date such demand is made, such amount shall be considered a Revolving Credit Loan under Section 2.1.1 and part of the Loans as if the Borrowers had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1.  In that event, the Agent shall notify each Lender that such Lender is to make a Revolving Credit Loan to the Borrowers (which shall consist of Base Rate Loans) in an amount equal to the Lender’s Percentage Interest of the aggregate principal amount of such Revolving Credit Loan; and, regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Loan are then satisfied, each Lender (other than the applicable Issuing Bank) will disburse directly to the applicable Issuing Bank, its Percentage Interest of the aggregate principal amount of such Revolving Credit Loan, prior to 12:00 noon (Denver time), in immediately available funds on the Banking Day next succeeding the date such notice is given to such Lender.  The proceeds of such Revolving Credit Loan shall be applied to repay the amount required by the first sentence of this Section.  Promptly following receipt by the Agent of any payment from the Borrowers pursuant to this Section, the Agent shall distribute such payment to the applicable Issuing Bank or, to the extent the Lenders have made payments pursuant to this Section to reimburse the applicable Issuing Bank, then to such Lenders and to the applicable Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this Section to reimburse the applicable Issuing Bank (other than the funding of a Revolving Credit Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse the applicable Issuing Bank.

2.4.7                        Subrogation.  Upon any payment by the applicable Issuing Bank under any Letter of Credit and until the reimbursement of such Issuing Bank by the Borrowers with respect to such payment, such Issuing Bank will be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrowers, all for the benefit of the Lenders.  The Borrowers will take such action as the applicable Issuing Bank may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the applicable Issuing Bank may reasonably request, to assure and confirm to such Issuing Bank such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

2.4.8                        Modification, Consent, Etc.  If the Borrowers request or consent in writing to any modification or extension of any Letter of Credit, or waive any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the applicable Issuing Bank consents thereto, such Issuing Bank will be entitled to rely on such request, consent or waiver.  This Agreement will be binding upon the Borrowers with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Agent or the applicable Issuing Bank pursuant to any such request, consent or waiver.

2.4.9                        Obligations Absolute.  The Borrowers’ obligations under this Section 2.4 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Issuing Bank, any Lender or any beneficiary of a Letter of Credit.  The Borrowers further agree with the Issuing Banks and the Lenders that the Issuing Banks and the Lenders shall not be responsible for, and the reimbursement obligations of the Borrowers under any Letter of Credit shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, any of their Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower or of any of their Affiliates against the beneficiary of any Letter of Credit or any such transferee.  The Issuing Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.  The Borrowers agree that any action taken or omitted by any Issuing Bank or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon each Borrower and shall not put any Issuing Bank or any Lender under any liability to any Borrower.  Nothing in this Section 2.4.9 is intended to limit the right of the Borrowers to make a claim against any Issuing Bank for damages as contemplated by the proviso to the first sentence of Section 2.4.10.

2.4.10                  Actions of Issuing Banks.  Each Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Bank.  Each Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.4, each Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Letter of Credit.

2.4.11                  Indemnification.  Each Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrowers) to the extent of such Lender’s Percentage Interest from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any Issuing Bank may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to any Issuing Bank hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (b) by reason of or on account of any Issuing Bank issuing any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the applicable Issuing Bank, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, any Issuing Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Lender agrees to reimburse any Issuing Bank promptly upon demand for its Percentage Interest of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 12.1 or

12.2 with respect to a Letter of Credit issued by such Issuing Bank, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.  The failure of any Lender to reimburse an Issuing Bank promptly upon demand for its Percentage Interest of any amount required to be paid by the Lender to such Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Issuing Bank for its Percentage Interest of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Issuing Bank for such other Lender’s Percentage Interest of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 2.4.11 will survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Credit Documents.

2.4.12                  Rights as a Lender or Agent.  In its capacity as a Lender, each Issuing Bank shall have the same rights and obligations as any other Lender.  In its capacity as the Agent, the Agent shall have all of the rights and obligations of the Agent.”

4.                                       Section 3.3.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“3.3.2                  Letter of Credit Fees.  The Borrowers shall pay to the Agent for the benefit of the Lenders a Letter of Credit issuance fee (which shall be non-refundable even if any Letter of Credit is terminated or canceled before its stated expiration date) equal to (i) the undrawn amount of each standby Letter of Credit multiplied by the Applicable LIBOR Margin per annum applied for a period equal to the term of such Letter of Credit, and (ii) the face amount of each documentary Letter of Credit multiplied by 0.25% per annum applied for a period equal to the term of such Letter of Credit, which fees shall be payable upon issuance and quarterly in arrears thereafter; provided, however, that the Borrowers shall not be required to pay the initial fee due upon issuance with respect to Letters of Credit issued on the date hereof.  At the end of each calendar quarter, if the expiry date of a Letter of Credit has been reduced during such quarter, the fees payable under the preceding sentence shall thereafter be reduced pro rata as a result of such reduction; provided, however, that for the purpose of calculating such fees, the term remaining after any such reduction shall be rounded up to the next full quarter.  The Borrowers will pay to the applicable Issuing Bank, for its own account, fees upon the occurrence of certain activity with respect to any Letter of Credit, including, without limitation, the transfer, cancellation or amendment of any Letter of Credit, determined in accordance with such Issuing Bank’s standard fees and charges then in effect.”

5.                                       Section 4.2.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“4.2.2                  Voluntary Prepayments.  The Borrowers may from time to time prepay all or any portion of the outstanding principal amount of the Loans, together with accrued interest thereon, in a minimum amount of $1,000,000 and an integral multiple of $500,000, or such lesser amount as is then outstanding, or in the case of Multicurrency LIBOR Loans, the U.S. Dollar Equivalents thereof, without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of LIBOR Pricing Options).  The Parent will give the Agent prior notice of the Borrowers’ intention to prepay a Base Rate Loan on or before 11:00 a.m. Colorado time on the Banking Day the Borrowers intend to make such prepayment and prior notice of its intention to prepay a LIBOR Loan at least three Banking Days prior to the Banking Day on which the Borrowers intend to make such prepayment, specifying the date of payment, the total amount of the Base Rate Loan or LIBOR Loan to be paid on such date and the amount of interest to be paid with such prepayment.”

6.                                       Section 4.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“4.4                           Letters of Credit.  If, on the Final Maturity Date or any accelerated maturity of the Credit Obligations, the Lenders will be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrowers will either:

(a)                                  prepay such obligation by depositing with the applicable Issuing Bank an amount of cash; or

(b)                                 deliver to the applicable Issuing Bank a standby letter of credit (designating the applicable Issuing Bank as beneficiary and issued by a bank and on terms reasonably acceptable to the applicable Issuing Bank); or

(c)                                  deliver to the applicable Issuing Bank such other collateral as is acceptable to such Issuing Bank;

in each case in an amount equal to 105% of the Letter of Credit Exposure related to each such Letter of Credit at such date.

The applicable Issuing Bank will notify the Agent in writing promptly of the deposit of such cash or collateral or the delivery of such standby letter of credit.  Upon the receipt of such notice, each such Letter of Credit will automatically be deemed to no longer be a Letter of Credit hereunder, the related reimbursement obligations shall cease to be Credit Obligations, and all obligations of each Lender under this Agreement with respect to each such Letter of Credit will automatically be deemed to be released and terminated.

Any such cash so deposited and the cash proceeds of any draw under any letter of credit so furnished, including any interest thereon, will be returned by the applicable Issuing Bank to the Borrowers only when, and to the extent that, the amount of such cash held by the applicable Issuing Bank exceeds 105% of the Letter of Credit Exposure related to each such Letter of Credit at such time and all other Credit Obligations have been paid in full.”

7.                                       Section 4.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“4.7                           Records.  Each Lender is authorized but not required to record the date and amount of each advance made under its Notes, the date and amount of each payment or prepayment of principal and interest thereunder, and the resulting unpaid principal balance thereof, as well as the amount of the Letters of Credit made by such Lender as an Issuing Bank, in such Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided, however, that any Lender’s failure to so record shall not limit or otherwise affect the Borrowers’ obligations thereunder or hereunder to repay the unpaid principal and interest outstanding under such Notes or any amount owing with respect to Letters of Credit, and, in all events, the principal amounts owing by the Borrowers in respect of the Notes and all amounts owing with respect to Letters of Credit shall be the aggregate amount of all Loans made by the Lenders (less all payments of principal thereof made by the Borrowers) and all reimbursement obligations under all Letters of Credit.”

8.                                       Section 7.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“7.2                           Waivers of Defenses.  The obligations of the Borrowers hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Credit Obligations (except for contingent indemnity and other contingent Credit Obligations not yet due and payable) at a time after any obligation of the Lenders hereunder to make any Loans and of any Issuing Bank to issue Letters of Credit shall have expired or been terminated and all outstanding Letters of Credit shall have expired or the liability of the Issuing Bank thereon shall have otherwise been discharged.  The purpose and intent of this Agreement is that the Credit Obligations constitute the direct and primary obligations of each Borrower and that the covenants, agreements and all obligations of each Borrower hereunder be absolute, unconditional and irrevocable.  Each Borrower shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Credit Obligations, whether or not the liability of any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise.”

9.                                       Section 8.2.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“8.2.1                  Officer’s Certificate.  The representations and warranties contained in Section 10 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no event or circumstance which could be reasonably expected to have a Material Adverse Effect shall have occurred since December 31, 2004; and the Parent shall have furnished to the Agent, on the Closing Date, a certificate to these effects, in substantially the form of Exhibit 8.2.1 if a Revolving Credit Loan, a Swing Line Loan or a Letter of Credit is requested, in each case signed by a Financial Officer.”

10.                                 Section 9.3.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.3.5                  Notice of Litigation, Defaults, Etc.  The Borrowers will promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by any Obligor of more than $10,000,000, or (b) which has, or creates a material risk of having, a Material Adverse Effect.  Promptly upon acquiring knowledge thereof, the Borrowers will notify the Lenders of the existence of any Default or event which creates a material risk of a Material Adverse Effect, specifying the nature thereof and what action the Borrowers have taken, are taking or propose to take with respect thereto.”

11.                                 Section 9.3.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.3.6                  Amendments.  The Borrowers shall provide to the Agent an electronic copy of each amendment to any of the $53,000,000 Lease Documents, the $23,000,000 Lease Documents or the 2005 Lease Documents promptly after execution thereof.”

12.                                 Section 9.7.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.7.4                  Contingent Obligations with respect to (a) performance guarantees and surety bonds incurred in the ordinary course of business and of a type and amount consistent with past practices of the Borrowers and their Subsidiaries and (b) the sale of accounts receivable as permitted under Section 9.16.5;”

13.                                 Section 9.7.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.7.11            Indebtedness of the Borrowers in respect of the $53,000,000 Lease Transaction, the $23,000,000 Lease Transaction and the 2005 Lease Transaction;”

14.                                 Section 9.7 of the Credit Agreement is hereby modified by deleting the word “and” at the end of subsection 9.7.13, by replacing the period at the end of subsection 9.7.14 with “; and” and by adding a new subsection 9.7.15 to read in its entirety as follows:

“9.7.15            Indebtedness and all commitments to incur Indebtedness incurred by foreign Borrowers or foreign Subsidiaries in currencies other than United States Dollars in an aggregate amount not to exceed the U.S. Dollar Equivalent of $50,000,000 at any one time (“Foreign Indebtedness”), so long as (a) no Event of Default has occurred and is continuing or will occur as a result of or immediately following the incurrence of such Foreign Indebtedness, (b) such Foreign Indebtedness is pari passu or junior in right of payment to the Indebtedness in respect of the Credit Obligations and the financial covenants related to such Foreign Indebtedness are no more restrictive than those set forth in Sections 9.4 through 9.6 and (c) prior to the closing of any transaction with respect to such Foreign Indebtedness, the Parent shall deliver to the Agent drafts of the documents related to such transaction substantially similar to the final documents evidencing such Foreign Indebtedness.  Such Foreign Indebtedness may be secured only by Liens on assets located outside of the United States and owned by the foreign Borrower or foreign Subsidiary incurring such Indebtedness and such Foreign Indebtedness may be guaranteed by any Borrower or Significant Subsidiary.  Within five (5) days after the execution of any documents evidencing such Foreign Indebtedness, the Parent will deliver a complete, fully executed copy of such documents to the Agent.”

15.                                 Section 9.8.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.8.3  Liens securing Indebtedness permitted by Sections 9.7.2, 9.7.9, 9.7.11 and 9.7.15; provided that Indebtedness permitted by Section 9.7.15 may be secured only by Liens on assets located outside of the United States and owned by the foreign Borrower or foreign Subsidiary incurring such Indebtedness;”

16.                                 Section 9.16.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.16.4  The $53,000,000 Lease Transaction, the $23,000,000 Lease Transaction and the 2005 Lease Transaction; and”

17.                                 Section 9.16.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.16.5  The sale of accounts receivable owed by the United States of America or any state, local or municipal government, or any department, agency or instrumentality thereof, to a Borrower or a Subsidiary which are generated by or related to services projects for governmental departments, agencies or instrumentalities, so long as (a)(I) such Borrower or Subsidiary does not incur any Contingent Obligations related to such sale or (II) if such Borrower or Subsidiary does incur Contingent Obligations related to such sale, such Contingent Obligations do not exceed $10,000,000 in the aggregate at any one time for all Borrowers and Subsidiaries and (b) the terms and conditions of such sale are reasonably acceptable to the Agent.”

18.                                 Section 9.17.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.17.6  Permitted Acquisitions.”

19.                                 Section 9.19 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.19                     Limits on Capital Expenditures.  The Borrowers will not make, or permit any of their Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrowers and their Subsidiaries in any fiscal year to exceed one percent (1.00%) of the Borrowers’ consolidated annual revenues for the prior fiscal year, as determined in accordance with GAAP.”

20.                                 Section 9.21 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“9.21                     Prepayments, Etc. of Indebtedness.  No Borrower will prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (including the $23,000,000 Lease Obligations, the $53,000,000 Lease Obligations and the 2005 Lease Obligations), (a) if such prepayment would, on a pro-forma basis, cause a Default or Event of Default hereunder; and (b) if such prepayment exceeds $3,000,000, without first providing the Agent with a written certification from a Financial Officer describing the amount and date of such proposed prepayment and stating that such prepayment will not, on a pro forma basis, cause a Default or Event of Default hereunder; provided, however, that the provisions of this Section 9.21 will not apply to (i) the prepayment of the Loans in accordance with the terms of this Agreement, or (ii) the prepayment of obligations under the Borrowers’ internal cash management system substantially similar to the system in effect on the date of this Agreement.”

21.                                 Article 9 of the Credit Agreement is hereby amended by adding a new Section 9.28 to read in its entirety as follows:

“Section 9.28                          2005 Lease Transaction.  Prior to entering into the 2005 Lease Transaction, the Borrowers shall deliver to the Agent a detailed summary of the 2005 Lease Transaction, outlining the material terms thereof.  No Borrower shall enter into the 2005 Lease Transaction if an Event of Default has occurred and is continuing or will occur as a result of or immediately following the consummation of the 2005 Lease Transaction.  Within five (5) days after the execution of each material document related thereto (together with all renewals, extensions, amendments, modifications and supplements thereto, the “2005 Lease Documents”), the Borrowers will deliver to the Agent a complete, fully executed copy of the 2005 Lease Documents, together with a certificate from the Treasurer of the Parent certifying that (a) the Indebtedness in respect of the 2005 Lease Documents is pari passu or junior in right of payment to the Indebtedness in respect of the Credit Obligations (except that the 2005 Lease Obligations may be secured by a Lien on the real property and personal property in Douglas County,

Colorado related to the 2005 Lease Transaction), (b) the financial covenants related to the 2005 Lease Documents are no more restrictive than those set forth in Sections 9.4 through 9.6 and (c) that the terms of the 2005 Lease Documents are substantially similar to those contained in the detailed summary delivered to the Agent prior to the closing of the 2005 Lease Transaction.”

22.                                 Section 10.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“10.9                     Environmental Regulations.

10.9.1                  Environmental Compliance.  Except as set forth on Schedule 10.9, each Borrower and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of any Borrower or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which any Borrower or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Effect.

10.9.2                  Environmental Litigation.  Except as set forth on Schedule 10.9, no suit, claim, action or proceeding of which any Borrower or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, Governmental Authority or board or other forum, or to any Borrower’s or any of its Subsidiaries’ knowledge, threatened by any Person (nor to the knowledge of each Borrower and its Subsidiaries, does any factual basis exist therefor) for, and neither any Borrower nor any of its Subsidiaries have received written correspondence from any Governmental Authority with respect to, except to the extent any of the following would not have a Material Adverse Effect:

(a)                                  noncompliance by any Borrower or any of its Subsidiaries with any Environmental Law;

(b)                                 personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by any Borrower or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

(c)                                  the release into the environment by any Borrower or any of its Subsidiaries of any Hazardous Material generated by a Borrower or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by any Borrower or any of its Subsidiaries.”

23.                                 Section 11.1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“11.1.1   Payment.  The Borrowers fail to make any payment in respect of:  (a) principal, interest or any fee on or in respect of any of the Credit Obligations as the same becomes due and payable, whether at maturity or by acceleration or otherwise, and such failure continues for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by any Issuing Bank under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by the Agent.”

24.                                 Section 11.2.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“11.2.3  Acceleration.  The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) by notice in writing to the Parent (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and (b) require the Borrowers immediately and without demand to deposit with each applicable Issuing Bank in cash or cash equivalents an amount equal to 105% of the then Letter of Credit Exposure related to each Letter of Credit issued by such Issuing Bank, and thereupon such unpaid balance or part thereof and such cash or cash equivalents in an amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default has occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable and the Borrowers shall be required immediately without demand to deposit with each applicable Issuing Bank in cash or cash equivalents an amount equal to 105% of the then Letter of Credit Exposure related to each Letter of Credit issued by such Issuing Bank.”

25.                                 Section 11.2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“11.2.4  Enforcement of Payment; Credit Security; Setoff.  The Agent on behalf of the Lenders may (and upon written request of the Required Lenders the Agent shall) proceed to enforce payment of the Credit Obligations in such manner as it may elect and to realize upon any and all rights in any collateral securing the Credit Obligations.  Each Issuing Bank may (and upon written request of the Required Lenders each Issuing Bank shall) proceed to cancel any outstanding Letters of Credit issued by such Issuing Bank which permit the cancellation thereof.  The Lenders may offset and apply toward the payment of the Credit Obligations (or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations.  The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.”

26.                                 The second paragraph of Section 17 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Any term, covenant, agreement or condition of any Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by the Required Lenders (or by the Agent with written consent of the Required Lenders), the Borrowers and any other party thereto; provided, however, that any amendment, waiver or consent which affects the rights or duties of the Agent, the Swing Line Lender or an Issuing Bank must be in writing and be signed also by the affected Agent, Swing Line Lender or Issuing Bank; and provided further, that any amendment, waiver or consent which effects any of the following changes must be in writing and signed by all Lenders (or by the Agent with the written consent of all Lenders):

(a)                                  increases the Maximum Amount of Credit available;

(b)                                 extends the Final Maturity Date;

(c)                                  reduces the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders;

(d)                                 postpones or conditions any date fixed for any payment of the principal of, or interest on, any Loan or any fees or other amounts payable for the account of the Lenders;

(e)                                  waives or amends this Section 17;

(f)                                    amends the definition of Required Lenders or any provision of this Agreement requiring approval of the Required Lenders or some other specified amount of Lenders;

(g)                                 increases or decreases the Commitment or the Percentage Interest of any Lender (other than through an assignment under Section 14);

(h)                                 releases any Subsidiary Guarantee; or

(i)                                     waives any of the conditions set forth in Section 8.

Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.”

27.                                 Exhibit 8.2.1 to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A to this Amendment.

28.                                 The Credit Agreement is hereby amended by adding a new Schedule 10.9 to read in its entirety as set forth in Exhibit B to this Amendment.

29.                                 No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

30.                                 Conditions Precedent.  This Amendment shall be effective when the Agent shall have received an executed original hereof, together with the Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor, a Certificate of an officer from each Borrower certifying as to the resolutions of the board of directors of each Borrower approving the execution and delivery of this Amendment, including without limitation the extension of the Maturity Date and such other matters as the Agent may reasonably require, each in substance and form reasonably acceptable to the Agent in its sole discretion.

31.                                 Representations and Warranties.  Each Borrower hereby represents and warrants to each Lender as follows:

(a)          Each Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.

(b)         The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the articles of incorporation or bylaws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)          All of the representations and warranties contained in Section 10 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date, and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

32.                                 References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; any and all references in any Credit Agreement or other agreement or document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

33.                                 No Waiver.  The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Credit Document or other document held by a Lender, whether or not known to any Lender and whether or not existing on the date of this Amendment.

34.                                 Costs and Expenses.  Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay all reasonable expenses of the Agent (including the reasonable fees of and disbursements to the counsel to the Agent) in connection with this Amendment.

35.                                 Joint and Several Liability.  Each Borrower agrees that it is liable, jointly and severally with each other Borrower, for all obligations of the Borrowers under this Amendment, and that the Lenders and the Agent can enforce such obligations against any or all Borrowers, in the Lenders’ or the Agent’s sole and unlimited discretion.

36.                                 Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.  This Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.  The captions or headings in this Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Amendment.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	CH2M HILL COMPANIES, LTD.

By:
Name: Brian Shelton
Title: Treasurer

CH2M HILL, INC.

By:
Name: Brian Shelton
Title: Treasurer

OPERATIONS MANAGEMENT INTERNATIONAL, INC.

By:
Name: Brian Shelton
Title: Treasurer

CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC.

By:
Name: Brian Shelton
Title: Treasurer

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Catherine M. Jones
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

BANK ONE N.A., n/k/a JP Morgan Chase Bank, N.A.

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD., Seattle Branch

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By:
Name: Peter R. Martinets
Title: Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, each a guarantor of the indebtedness of CH2M HILL COMPANIES, LTD., an Oregon corporation, CH2M HILL, INC., a Florida corporation, OPERATIONS MANAGEMENT INTERNATIONAL, INC., a California corporation, and CH2M HILL INDUSTRIAL DESIGN & CONSTRUCTION, INC., an Oregon corporation (collectively, the “Borrowers”) to WELLS FARGO BANK, NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, BANK ONE N.A., n/k/a JP Morgan Chase Bank, N.A., THE BANK OF TOKYO-MITSUBISHI, LTD., BANK OF AMERICA, N.A. and THE NORTHERN TRUST COMPANY (collectively, the “Lenders”) pursuant to a separate Subsidiary Guarantee dated as of February 9, 2004 with respect to LOCKWOOD GREENE, INC., and a separate Subsidiary Guarantee dated as of December 14, 2004 with respect to CH2M HILL CONSTRUCTORS, INC. (each, a “Guarantee”), hereby (i) acknowledges receipt of the foregoing Amendment and all earlier amendments to the Credit Agreement; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Lenders pursuant to the terms of its Guarantee; and (iv) acknowledges that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of any Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guarantee for all of the Borrowers’ present and future indebtedness to the Lenders.

LOCKWOOD GREENE, INC.

By:
Name: Brian R. Shelton
Title: Vice President & Corporate Treasurer

CH2M HILL CONSTRUCTORS, INC.

By:
Name: Brian R. Shelton,
Title: Pursuant to a resolution of the Company’s
Board of Directors

EXHIBIT A

TO

THIRD AMENDMENT TO

UNSECURED REVOLVING CREDIT AGREEMENT

Exhibit 8.2.1

to

Credit Agreement

Form of

Notice of Revolving Credit Advance

Wells Fargo Bank, National Association

MAC C7301-031

1740 Broadway

Denver, CO 80274

Attn:  Catherine M. Jones

Reference is made to that certain $125,000,000 Senior Unsecured Revolving Credit Agreement dated as of July 28, 2003 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among CH2M Hill Companies, Ltd. (“Parent”), CH2M Hill, Inc., Operations Management International, Inc., and CH2M Hill Industrial Design & Construction, Inc., the financial institutions from time to time parties thereto (collectively, the “Lenders”), and Wells Fargo Bank, National Association, as Agent.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

1.                                       Pursuant to the Credit Agreement, Parent hereby requests upon the following terms:

☐                                    a Revolving Credit Loan

☐                                    a Swing Line Loan

☐                                    a Letter of Credit

(a)          The aggregate principal amount of the requested Loan is $

(b)         The amount of the requested Letter of Credit is $                         or                        [fill in amount and currency, if request is not for United States Dollars]

(c)          The requested Closing Date of such Loan or Letter of Credit is

(d)         If the requested Loan is a Revolving Credit Loan, the requested Loan shall consist of:

☐                                    Base Rate Loans.

☐                                    Dollar LIBOR Loans; and the requested Interest Period is         months.

☐                                    Multicurrency LIBOR Loans; and the requested Foreign Currency is          ; and

A-1

☐                                    the requested Interest Period is               months.

(e)          If the request is for the issuance of a Letter of Credit, the beneficiary will be                             and the principal terms of the text are

(f)            If the request is for the issuance of a Letter of Credit, the Issuing Bank is

(g)         The applicable Borrower shall be

2.                                       The Parent, on behalf of the Borrowers, hereby certifies to the Agent and the Lenders that, on the date of this Notice of Revolving Credit Advance and after giving effect to the requested disbursement or issuance (including the use of the proceeds thereof):

(a)          the representations and warranties of the Borrowers in the Credit Documents are true and correct as if made on the date hereof, except for those representations and warranties limited by their terms to a specific date, which representations and warranties were correct on and as of such date, and

(b)         no Default is continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit, and

(c)          no event or circumstance which could be reasonably expected to have a Material Adverse Effect has occurred since December 31, 2002.

The party signing below on behalf of Parent is authorized by Parent to act on its behalf as to the matters set forth in this Notice of Revolving Credit Advance.

Executed as of this        day of                 , 200    .

CH2M HILL COMPANIES, LTD.

By:
Name:
Title:

A-2

EXHIBIT B

TO

THIRD AMENDMENT TO

UNSECURED REVOLVING CREDIT AGREEMENT

Schedule 10.9

to

Credit Agreement

Environmental Regulations

The office of the United States Attorney for the District of Connecticut has informed us that it is investigating possible Clean Water Act (“CWA”) misdemeanor violations at two wastewater treatment facilities in Connecticut operated by one of the Borrowers.  We have been informed that the investigation centers on the Borrower employees’ failures to comply with sampling and reporting requirements of CWA.  These alleged violations do not involve environmental contamination.  We are cooperating with the investigation and are in negotiations with the United States Attorney for the District of Connecticut to resolve the matter through a civil settlement, but no assurance can be given as to the eventual outcome of these negotiations.

B-1